Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AngloGold Ashanti Limited
Johannesburg, Republic of South Africa
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 22, 2009, relating to the financial statements of Société des Mines de Morila S.A. appearing in AngloGold Ashanti Limited’s Annual Report on Form 20-F for the year ended December 31, 2008.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Stoy Hayward LLP
London, United Kingdom
August 27, 2009